     As filed with the Securities and Exchange Commission on September 3, 1997
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      MCDONALD & COMPANY INVESTMENTS, INC.
             (Exact Name of Registrant as Specified in its Charter)

            Delaware                                   34-1391950
 (State or Other Jurisdiction of           (I.R.S. Employer Identification No.)
 Incorporation or Organization)

                     McDonald Investment Center, 21st Floor
                               800 Superior Avenue
                           Cleveland, Ohio 44114-2603
          (Address of Principal Executive Offices, including Zip Code)

                               ------------------

                     MCDONALD & COMPANY INVESTMENTS, INC.
               1995 STOCK OPTION PLAN FOR NON-OFFICER DIRECTORS
                           (Full Title of the Plan)

                               ------------------

Thomas M. O'Donnell                         With a copy to:
Chairman of the Board                       ---------------
McDonald & Company Investments, Inc.        Thomas F. McKee, Esq.
McDonald Investment Center, 21st Floor      Calfee, Halter & Griswold LLP
800 Superior Avenue                         1400 McDonald Investment Center
Cleveland, Ohio  44114-2603                 800 Superior Avenue
(216) 443-2300                              Cleveland, Ohio  44114-2688
                                            (216) 622-8200
 (Name, Address and Telephone Number, including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

                                                              Proposed          Proposed
Title of                                                       maximum          maximum
securities                                    Amount          offering          aggregate        Amount of
to be                                          to be            price           offering       registration
registered                                  registered      per share (1)       price (1)           fee
----------------------------------------------------------------------------------------------------------
Common Stock, par value
$1.00 per share                             100,000 (2)       $43.40625        $4,340,625        $1,315.34
----------------------------------------------------------------------------------------------------------


(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low sales prices of the Common Stock of McDonald & Company Investments, Inc. reported on the New York Stock Exchange on August 26, 1997.

(2) The 100,000 shares of Common Stock registered hereby are issuable pursuant to the McDonald & Company Investments, Inc. 1995 Stock Option Plan for Non-Officer Directors.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents heretofore filed by McDonald & Company Investments, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

         (1) The Company's Annual Report on Form 10-K for the fiscal year ended March 28, 1997;

         (2) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 27, 1997; and

         (3) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A, dated July 1, 1983 (File No. 1-8526), and any amendments and reports filed for the purpose of updating that description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all the securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents, other than the portions of such documents which by statute, by designation in such documents or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

         Any statement contained in documents incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded, for purposes of this Registration Statement, to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") sets forth the conditions and limitations governing the indemnification of officers, directors and other persons.

         Article VII of the Company's Certificate of Incorporation provides that Directors of the Company are not personally liable to the Company for any breach of fiduciary duty as a Director, except in certain very limited circumstances.

         Article V of the Company's By-Laws provides in part that the Company shall indemnify any Director or officer who was or is a party to or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a Director or officer of the Company, or is or was serving at the request of the Company, in certain capacities for another entity, against all expense, liability and loss reasonably incurred or suffered by such person in connection with such action, suit or proceeding. Responsibility for determinations with respect to such indemnification shall be made by the Board of Directors, by independent legal counsel or by the stockholders of the Company.

         The Company has also entered into indemnity agreements (the "Indemnity Agreements") with its Directors and officers that further expand the protection provided to the Company's Directors and officers and are based upon the sections of the General Corporation Law of the State of Delaware and Article V of the Company's By-Laws that recognize the validity of additional indemnity rights granted by agreement. The substantive content of the Indemnity Agreements and
Article V of the By-Laws is substantially the same except that pursuant to the Indemnity Agreements (i) indemnity is expressly provided for settlements in derivative actions and (ii) partial indemnification is permitted in the event that the Director or officer is not entitled to full indemnification.

         Both the DGCL and Article V of the Company's By-Laws provide that the Company may maintain insurance to cover losses incurred pursuant to liability of Directors and officers of the Company, which insurance, if any, may cover liabilities of Directors and officers of the Company arising under the Securities Act of 1933.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.       EXHIBITS.

         See the Exhibit Index at Page E-1 of this Registration Statement.

ITEM 9.       UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on this 29th day of August, 1997.

                                  MCDONALD & COMPANY INVESTMENTS, INC.

                                  By: /s/ William B. Summers, Jr.
                                      ---------------------------------------

                                          William B. Summers, Jr.
                                          President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 29, 1997.

           SIGNATURES                                       TITLE
           ----------                                       -----

 /s/ William B. Summers, Jr.                President and Chief Executive Officer and
--------------------------------            Director (Principal Executive Officer)
     William B. Summers, Jr.

 /s/ Robert T. Clutterbuck                  Treasurer and Director (Principal Financial
--------------------------------            Officer and Principal Accounting Officer)
     Robert T. Clutterbuck

 /s/ Thomas M. O'Donnell                    Chairman and Director
--------------------------------
     Thomas M. O'Donnell

 /s/ Rena J. Blumberg                       Director
--------------------------------
     Rena J. Blumberg

 /s/ Jeanette Grasselli Brown               Director
--------------------------------
     Jeanette Grasselli Brown

 /s/ Edward Fruchtenbaum                    Director
--------------------------------
     Edward Fruchtenbaum


  /s/ James A. Karman                       Director
--------------------------------
     James A. Karman

 /s/ David N. McCammon                      Director
--------------------------------
     David N. McCammon

 /s/ Frederick R. Nance                     Director
--------------------------------
     Frederick R. Nance

 /s/ Donald E. Weston                       Director
--------------------------------
     Donald E. Weston

                                  EXHIBIT INDEX

      EXHIBIT
       NUMBER              EXHIBIT DESCRIPTION
       ------              -------------------

         4.1 Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 4(a) to Company's Registration Statement on Form S-8 (Reg. No. 33-11335).

         4.2      By-Laws of the Company, incorporated herein by reference to
                  Exhibit 4(b) to Company's Registration Statement on Form S-8 (Reg. No. 33-11335).

         4.3 Certificate of Amendment to the Certificate of Incorporation of the Company, incorporated herein by reference to Exhibit 3(c) to the Company's Annual Report on Form 10-K for the fiscal year ended March 26, 1993.

         4.4 Certificate of Amendment to the Certificate of Incorporation of the Company.

         4.5 Specimen certificate for the Common Stock, par value $.01 per share, of the Company, incorporated herein by reference to
                  Exhibit 4 to the Company's Registration Statement on Form S-1 (Reg. No. 2-84300).

         4.6 McDonald & Company Investments, Inc. 1995 Stock Option Plan for Non-Officer Directors.

         5.1      Opinion of Calfee, Halter & Griswold LLP.

         23.1     Consent of Ernst & Young LLP.

         23.2     Consent of Calfee, Halter & Griswold LLP, included in Exhibit
                  5.1.


                                      E-1